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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 21, 1999 (except Note 12, as to which the date is November 5, 1999), in the Registration Statement, as amended, (Form S-1 No. 333-90873) and related Prospectus of Apropos Technology, Inc. dated
           2000.

                                          Ernst & Young LLP

Chicago, Illinois

   The foregoing consent is in the form that will be signed upon the effective date of the stock split described in the first paragraph of Note 12 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

January 13, 2000